Exhibit 10.7

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

FORM OF SUPPLY AGREEMENT

This Supply Agreement (“Agreement”) is made as of September 1, 2021 by and between Sylvamo North America, LLC, a Delaware Company, with corporate offices located in Memphis TN (“Buyer”) and International Paper Company, a New York corporation with corporate offices located at 6400 Poplar Avenue, Memphis, TN 38197 (“Seller”).

WHEREAS, prior to the date hereof Seller, through its North American Container business unit, manufactured and sold corrugated packaging products (“Products”) to Seller’s North American Papers business unit (the “Papers Business”); and

WHEREAS, Seller is spinning off the Papers Business into a stand-alone, publicly traded company operated under Buyer’s name and marks by Buyer (the “Transaction”); and

WHEREAS, Buyer will purchase and Seller will to continue to supply Products that were supplied to the Papers Business prior to the close of the Transaction, as further described herein.

NOW, THEREFORE, the parties hereto agree as follows:

CONTRACT ELEMENT		SPECIFICS
1.	Term of Contract	Three (3) Years (“Initial Term”). After the Initial Term, the Agreement shall automatically renew for a successive one (1) year term (a “Renewal Term”) unless either party gives written notice of termination to the other party at least ninety (90) days prior to the expiration of the Initial Term or Renewal Term (the Initial Term and Renewal Term referred to herein as the “Term”).

2.	Start Date and End Date	September1, 2021 through August 31, 2024

3.	Purchase Commitment	During the Term of this Agreement, Buyer agrees to purchase 100% of its requirements for the Products identified in the attached Exhibit A from International Paper, including any replacements, modifications or revisions of said Products (“Replacement Products”). Provided, however, in the event International Paper is unable to manufacture the Replacement Product(s) to meet Buyer’s requirements, Buyer shall be free to purchase said Replacement Product(s) from an alternate supplier.

4.	Prices	Initial prices are listed in Exhibit A. Prices may be changed as described below in Section 5.

5.	Price changes based on changes in price/ton of linerboard	The prices of Products shall increase or decrease by [***]% for every $10/ton movement in the midpoint of the East Coast, open market price for 42# unbleached kraft linerboard as reported in the “Price Watch” section of Pulp & Paper Week (“PPW”). The benchmark price for calculating a change in the price of linerboard shall be $[***]/ton for the initial adjustment and thereafter the baseline will be the midpoint of the East Coast open market price as of the immediately prior price adjustment under this Agreement. Price change is made quarterly (Jan 1, April 1, July 1 and Oct 1) based on PPW price publication for the 2nd month for the prior quarter (i.e., Nov for Jan 1, Feb for April 1, May for July 1, August for October 1). Price changes will be implemented with shipments. $20 per ton min trigger (cumulative)

6.	Payment Terms	Net 30 days from date of invoice

7.	Minimum order	Full or mixed full truckload, small quantity adders for any order less than 6,000 pieces

8.	Freight	FOB Buyer location. All pricing includes freight with the exception of shipment to South Coast Paper. For South Coast Paper, freight is added as a separate line and billed to Buyer.

CONTRACT ELEMENT		SPECIFICS
9.	Lead Time for Orders	Ten (10) working days existing items, Fifteen (15) working days for new items. Changes will be communicated to the customer to better understand if expectations have changed.

10.	Drop Trailers / Warehousing	All items are quoted make and ship. Warehousing is not included in pricing. For locations that require drop trailers (i.e., Sumter), pricing includes [***] drop trailers. Any additional trailer need will be charged at monthly fee of $[***].

11.	Cost Savings	Seller will work with Buyer to identify cost savings on an annual basis. The annual targeted cost savings shall be [***] percent ([***]%); however, the parties acknowledge that the foregoing is not intended to be a guarantee of cost savings.

12.	Commercialization Support	Seller will support Buyer with efforts around corrugated packaging opportunities with end-use customers. Our businesses will also schedule top to top meetings as appropriate, to discuss strategies on key customers / support.

13.	Pre-press and Printing Plates	Buyer pays for new and changed items, Seller pays for repairs and replacements. Print plates shall be procured only from Seller approved tooling manufacturers

14.	Cutting Dies	Buyer pays for new and changed items, Seller pays for repairs and replacements

15.	Termination for Cause and/or Performance	This Agreement may be terminated as follows: (i) by either party, upon written notice to the other party in the event that the other breaches any of its obligations under this Agreement in any material respect and such breach continues for a period of 30 days after the non-breaching party has given the breaching party written notice of such breach; or (ii) by either party, in the event that the other files a petition in bankruptcy or makes an assignment for the benefit of creditors or a third party files a petition in bankruptcy against the other, which petition is not dismissed within 30 days after filing. The parties acknowledge that failure of International Paper to fulfill orders pursuant to Customer’s requirements, as identified in Section 3, in accordance with the agreed upon quality and service standards, shall constitute a breach of this Agreement that is subject to cure or termination in accordance with this provision.

The parties also agree that the provisions contained in any Schedules or Addenda attached hereto shall apply to the purchase and sale of Products under this Agreement. In addition, the Standard Terms and Conditions of Sale of Packaging Products attached hereto are incorporated into this Agreement and shall apply to the purchase and sale of Products under this Agreement, provided that any of the foregoing provisions and the provisions in any Schedules or Addenda shall prevail over any conflicting provisions in the Standard Terms and Conditions.

The parties hereby consent to this Agreement as evidenced by the signatures of their authorized representatives on the date or dates indicated below.

INTERNATIONAL PAPER COMPANY

By:___________________________
(Signature)

______________________________
(Name -- typed or printed)

______________________________
(Title)

______________________________
(Date)

EXHIBIT A

PRICE LIST SCHEDULE

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